Exhibit 4.5

Execution Version

AMENDMENT NO. 1 AND CONSENT

This Amendment No. 1 and Consent (this “Amendment”) is entered into as of May 31, 2007 by and among The Manitowoc Company, Inc., a Wisconsin corporation (the “Borrower”), JPMorgan Chase Bank, N.A., individually and as administrative agent (the “Administrative Agent”), and the other financial institutions signatory hereto.

RECITALS

A.       The Borrower, the Administrative Agent and the Lenders are party to that certain Amended and Restated Credit Agreement dated as of December 14, 2006 (the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Agreement shall have the meanings ascribed to them by the Credit Agreement.

B.             The Borrower wishes to designate a new Subsidiary Borrower, Manitowoc Holding Asia SAS, a société par actions simplifiée organized under the laws of France (the “New Subsidiary Borrower”).

C.             Certain Subsidiaries of the Borrower wish to effect a transaction or series of transactions whereby the New Subsidiary Borrower shall make one or more intercompany loans or capital contributions in an aggregate amount not in excess of $100,000,000 (the “Downstream Transactions”) to its Wholly-Owned Subsidiary, Manitowoc Crane Group Asia Pte Ltd., a limited liability company organized under the laws of Singapore (“Manitowoc Singapore”) (which may downstream such loans or contributions to one or more of its Wholly-Owned Subsidiaries), or directly to such Wholly-Owned Subsidiary or Subsidiaries, and Manitowoc Singapore or such Wholly-Owned Subsidiary or Subsidiaries shall use the proceeds of such loans or contributions to acquire (i) 100% of the equity interests of an entity organized under the laws of India, the identity of which has been previously disclosed in writing to the Lenders, for an aggregate consideration of not more than $70,000,000 (the “Indian Acquisition”), and (ii) 50% of the equity interests of an entity organized under the laws of China, the identity of which has been previously disclosed in writing to the Lenders, for an aggregate consideration of not more than $30,000,000 (the “Chinese Investment”, and together with the Indian Acquisition, the “Investments”), in each case on or before December 31, 2007.

D.             The Borrower, the Administrative Agent and the undersigned Lenders wish to amend the Credit Documents and consent to certain transactions on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.         Amendments to Credit Documents. Upon the “Effective Date” (as defined below), the Credit Documents shall be amended as follows:

(a)       The following definitions are added to Article 1 of the Credit Agreement in appropriate alphabetical order:

“Domestic Credit Party” means a Credit Party which is not a Foreign Subsidiary.

“Foreign Credit Party” means a Credit Party which is a Foreign Subsidiary.

“Manitowoc Asia Holdings” means Manitowoc Holding Asia SAS, a société par actions simplifiée organized under the laws of France and a Wholly-Owned Subsidiary of the Borrower.

(b)            The definition of “Restructuring Transactions” in Article 1 of the Credit Agreement is amended by adding at the end thereof the following:

; provided that the amount of the dividend in the form of a note payable described in Step 27 of the materials attached to such letter shall be €332,000,000 instead of €300,000,000

(c)       The definition of “Security Documents” in Article 1 of the Credit Agreement is amended by adding immediately before the words “each Additional Security Document” the following:

the two Pledge Agreements (Acte de Nantissement de Compte d’Instruments Financiers and Acte de Nantissement de parts sociales) each dated as of May 31, 2007 and made by Manitowoc France SAS in favor of the Collateral Agent for the benefit of the Secured Creditors,

(d)       Section 6.01 (c) of the Credit Agreement is amended by adding at the end thereof the following:

and Indebtedness of Foreign Credit Parties in respect of intercompany notes payable described in subsection (y) of Section 6.04

(e)             Section 6.01(o) of the Credit Agreement is deleted in its entirety and replaced with the following:

(o)       Indebtedness consisting of guarantees (w) by the Domestic Credit Parties of each other’s Indebtedness and lease and other contractual obligations permitted under this Agreement, (x) by the Foreign Credit Parties of each other’s and each Domestic Credit Party’s Indebtedness and lease and other contractual obligations permitted under this Agreement, (y) by External Subsidiaries of each other’s and each Credit Party’s Indebtedness and lease and other contractual obligations permitted under this Agreement or (z) by any Credit Party of any Indebtedness and lease and other contractual obligations permitted under this Agreement of any External Subsidiary (or by any Domestic Credit Party of any Indebtedness and lease and other contractual obligations permitted under this

Agreement of any Foreign Credit Party) so long as the amount of such Guarantee, when aggregated with (1) the aggregate outstanding principal amount of Intercompany Loans which are restricted in amount by the proviso to Section 6.05(i) and (2) the aggregate amount of contributions, capitalizations and debt forgiveness which are restricted in amount by the proviso to Section 6.05(j) and which have theretofore been made and not repaid do not at any time exceed the Dollar Equivalent of $60,000,000;

(f)        Section 6.03(a)(xi) of the Credit Agreement is deleted in its entirety and replaced with the following

(xi)       any Foreign Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, or transfer any of its assets to, any Wholly-Owned Subsidiary of the Borrower so long as (I) the Wholly-Owned Subsidiary of the Borrower is the survivor of such merger, dissolution or liquidation and, if either party is a Subsidiary Borrower, such Subsidiary Borrower is the survivor of such merger dissolution or liquidation, (II) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the equity interests of such Foreign Subsidiary or Wholly-Owned Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation) and (III) any guaranty made in favor of the Administrative Agent for the benefit of the Secured Creditors by such Foreign Subsidiary or Wholly-Owned Subsidiary shall remain in full force and effect;

(g)       Section 6.03(a)(xvii) of the Credit Agreement is deleted in its entirety and replaced with the following:

(xvii)   prior to December 31, 2007, the Borrower or its Subsidiaries may consummate the Sale Transaction on terms acceptable to the Administrative Agent; and

(h)       Section 6.04 of the Credit Agreement is amended by inserting after the last sentence thereof the following:

Notwithstanding clause (b) of this Section 6.04, a Foreign Credit Party may not pay any dividend to an External Subsidiary unless (x) such dividend is substantially contemporaneously therewith directly or indirectly remitted as a dividend or distribution to a Domestic Credit Party, (y) such dividend is in the form of an intercompany note payable of such Foreign Credit Party which is subordinated on terms satisfactory to the Administrative Agent to the obligations of such Foreign Credit Party under the Credit Documents (a “Dividend Note”) or (z) at the time such dividend is paid no Default has occurred and is continuing and, after giving effect to such dividend, the “Outflow Amount” (as defined below) does not exceed €30,000,000. For purposes hereof, “Outflow Amount” means an amount equal to (1) the aggregate amount of (A) all dividends paid by Foreign Credit Parties to External Subsidiaries after May 1, 2007 other than as permitted by subsection (x) or (y) of the preceding sentence plus (B) all amounts (including principal, interest and other amounts) paid by Foreign Credit Parties to non-Credit Parties after May 1, 2007 in respect of Dividend Notes (other than such amounts substantially contemporaneously therewith directly or indirectly remitted as a dividend or distribution to a Domestic Credit Party) minus (2) the amount of all cash capital contributions received by such paying Foreign Credit Parties from External Subsidiaries after May 1, 2007. Payments (including principal, interest and other amounts) on account of Dividend Notes shall only be made if a dividend in the amount of such payment could then be made pursuant to subsection (z) of the second sentence of this Section 6.04; provided that the foregoing restriction shall not apply to such payments to the extent they are either made to a Credit Party or are substantially contemporaneously therewith directly or indirectly remitted as a dividend or a distribution to a Domestic Credit Party.

(i)        Sections 6.05(i) and (j) of the Credit Agreement are deleted in their entirety and replaced with the following:

(i)        the Borrower and its Wholly-Owned Subsidiaries may make intercompany loans and advances between and among one another (collectively, “Intercompany Loans”); provided that (I) at no time shall the sum of (A) the aggregate outstanding principal amount of all Intercompany Loans (excluding Intercompany Loans outstanding on the Original Effective Date hereof and set forth on Schedule 1.02) made pursuant to this clause (i) by Credit Parties to External Subsidiaries or by Domestic Credit Parties to Foreign Credit Parties (excluding for this purpose, however, the aggregate outstanding principal amount of all Excluded Transfers made pursuant to this clause (i)), plus (B) the aggregate amount of contributions, capitalizations and forgiveness theretofore made by Credit Parties to (or in respect of) External Subsidiaries and by Domestic Credit Parties to (or in respect of) Foreign Credit Parties, in each case pursuant to Section 6.05(j) (excluding for this purpose, however, the aggregate amount of Excluded Transfers made pursuant to Section 6.05(j) and, in any event, net of cash equity returns), plus (C) the outstanding amount of Guarantees issued pursuant to Section 6.01(o)(z) exceed the Dollar Equivalent of $60,000,000 (determined without regard to any write-downs or write-offs of such Intercompany Loans), (II) no Intercompany Loans may be made by a Credit Party to an External Subsidiary or by a Domestic Credit Party to a Foreign Credit Party at a lime that an Event of Default exists and is continuing, (III) any such Intercompany Loan made by a Credit Party shall be evidenced by an Intercompany Note which shall be pledged to the Collateral Agent to the extent required pursuant to the Pledge Agreement, and (IV) each Intercompany Loan made to any Credit Party by an External Subsidiary shall include (or, if not evidenced by an Intercompany Note, the books and records of the respective parties shall note that such Intercompany Loan shall be subject to) the subordination provisions attached as Annex A to the form of Intercompany Note;

(j)        the Borrower and its Wholly-Owned Subsidiaries may make cash capital contributions to their respective Wholly-Owned Subsidiaries, and may capitalize or forgive any Indebtedness owed to them by a Wholly-Owned Foreign Subsidiary and outstanding under clause (i) of this Section 6.05; provided that at no time shall (I) the sum of (A) the aggregate amount of such contributions, capitalizations and forgiveness made by Credit Parties to External Subsidiaries or by Domestic Credit Parties to Foreign Credit Parties (excluding for this purpose, however, the aggregate amount of Excluded Transfers made pursuant to this clause (j) and, in any event, net of cash equity returns), plus (B) the aggregate outstanding principal amount of Intercompany Loans (excluding Intercompany Loans outstanding on the Original Effective Date and set forth on Schedule 1.02) made by Credit Parties to External Subsidiaries and by Domestic Credit Parties to Foreign Credit Parties, in each case pursuant to Section 6.05(i) (determined without regard to any write-downs or write-offs thereof) (excluding for this purpose, however, the aggregate outstanding principal amount of all Excluded Transfers made pursuant to Section 6.05(i),), plus (C) the outstanding amount of Guarantees issued pursuant to Section 6.01(o)(z), exceed the Dollar Equivalent of $60,000,000, (II) Credit Parties may only make capital contributions to, and capitalize or forgive any Indebtedness owed to them by, a Wholly-Owned Foreign Subsidiary pursuant to this clause (j) to the extent (A) required to comply with any thin capitalization rules applicable to such Wholly-Owned Foreign Subsidiary or (B) that the making of Intercompany Loans to such Wholly-Owned Foreign Subsidiary would have adverse tax consequences to the Credit Party making the same, and (III) no such contributions, capitalizations or forgivenesses may be made by a Credit Party to a External Subsidiary or by a Domestic Credit Party to a Foreign Credit Party at any time that an Event of Default exists and is continuing;

(j)        A new Section 6.19 is added to the Credit Agreement as follows:

SECTION 6.19. Manitowoc Asia Holdings. The Borrower shall not permit Manitowoc Asia Holdings to engage in any activities other than those not materially different from those engaged in on the date of its designation as a Subsidiary Borrower, consisting exclusively of acting as a holding company for the equity of Manitowoc Crane Group Asia Pte Ltd. and other Subsidiaries of the Borrower and, in any event, shall not permit Manitowoc Asia Holdings to incur Indebtedness other than Indebtedness under the Credit Documents and other Indebtedness subordinated on terms satisfactory to the Administrative Agent to the obligations of Manitowoc Asia Holdings under the Credit Documents.

(k)       A new sentence is added to the end of Section 19 of the Subsidiary Guaranty as follows:

EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(k)       A new Section 23 is added to the Subsidiary Guaranty as follows:

Section 23. Manitowoc EMEA Holding Sarl. Each reference to “Liabilities” herein shall, solely with respect to the obligations guaranteed by Manitowoc EMEA Holding Sari, be a reference only to Liabilities of the Subsidiary Borrowers.

2.               Consents.

(a)       So long as no Default shall have occurred and be continuing at the time of the Downstream Transactions or would result therefrom, the Lenders (i) notwithstanding any term to the contrary in Section 6.05 of the Credit Agreement, consent to the consummation of the Downstream Transactions and (ii) agree that the Downstream Transactions shall not be deemed to have been made pursuant to Section 6.05(i) or (j) of the Credit Agreement and that future computations under Sections 6.05(i) and (j) of the Credit Agreement shall be made without taking into account the Downstream Transactions.

(b)       So long as no Default then exists or would result therefrom, the Lenders consent to the consummation of the Chinese Investment and agree that the Chinese Investment shall not be deemed to have been made pursuant to Section 6.05(1) and that the amount of the Chinese Investment shall be excluded from any future computations under Section 6.05(1).

(c)       The Lenders consent to the Administrative Agent and/or the Collateral Agent entering into a joinder to the Subsidiary Guaranty in the form of Exhibit C hereto and any other security or pledge agreements and amendments to the Security Documents necessary or desirable in the Administrative Agent’s judgment to result in (i) the New Subsidiary Borrower becoming a guarantor of the Obligations of the other Subsidiary Borrowers, (ii) Manitowoc France SAS becoming a guarantor of the Obligations of the Subsidiary Borrowers and (iii) Manitowoc France SAS pledging its equity interests in Manitowoc EMEA Holding Sari and the New Subsidiary Borrower to the Collateral Agent to secure its Obligations.

(d)       The Lenders waive the requirements set forth in Section 2.20 of the Credit Agreement that (i) the designation of the New Subsidiary Borrower as a Subsidiary Borrower with respect to Alternate Currency Loans as contemplated hereby be delivered five (5) Business Days prior to such designation taking effect and (ii) the Borrower deliver security agreements pledging substantially all assets of the New Subsidiary Borrower.

3.               Alternate Currency Lenders. Each of the Lenders identified on Schedule 1 hereto agrees to be an Alternate Currency Lender with respect to Alternate Currency Loans to be made to the New Subsidiary Borrower. Such Alternate Currency Loans shall be made, at the Borrower’s option, in Dollars, Euros and/or Sterling.

4.               Representations and Warranties of the Borrower.  The Borrower represents and warrants that:

(a)       The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law;

(b)       After giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement (other than representations and warranties that relate solely to an earlier date) is true and correct on and as of the date hereof as if made on the date hereof;

(c)       After giving effect to this Amendment, no Default has occurred and is continuing.

5.               Effective Date. This Amendment shall become effective upon the execution and delivery hereof by the Borrower, the Administrative Agent, the Required Lenders (without respect to whether it has been executed and delivered by all the Lenders) and each of the Lenders identified on Schedule 1 hereto; provided that Sections 1 and 2 hereof shall not become effective until the date (the “Effective Date”) when the following additional conditions have also been satisfied; and provided further that Section l(h) hereof shall not become effective unless a consent to this Amendment is obtained from all Lenders:

(a)       the execution and delivery by the Borrower and the Subsidiary Guarantors of a Reaffirmation of Guaranty in the form of Exhibit A hereto;

(b)            the execution and delivery by the Borrower and the New Subsidiary Borrower of a Designation Letter in the form attached hereto as Exhibit B (the “Designation”);

(c)       the Administrative Agent having received favorable written opinions (addressed to the Administrative Agent and the Lenders) dated the Effective Date of (i) Quarles & Brady, LLP, counsel for the Borrower and (ii) such local counsel to the Borrower, the New Subsidiary Borrower, Manitowoc France SAS and Manitowoc EMEA Holding Sari as the Administrative Agent may request, in each case in form and substance satisfactory to the Administrative Agent and its counsel. The Borrower hereby requests such counsel to deliver such opinions;

(d)       the Administrative Agent having received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the New Subsidiary Borrower, Manitowoc France SAS and Manitowoc EMEA Holding Sarl and any other legal matters relating to the New Subsidiary Borrower or the Designation, all in form and substance satisfactory to the Administrative Agent and its counsel;

(e)             the New Subsidiary Borrower and Manitowoc France SAS shall each have become a Subsidiary Guarantor with respect to Obligations of the Subsidiary Borrowers by executing and delivering a joinder to the Subsidiary Guaranty in the form of Exhibit C hereto;

(f)        the Administrative Agent having received from Manitowoc France SAS such pledge agreements, opinions and similar documents as the Administrative Agent shall reasonably request to cause Manitowoc France SAS to pledge all now owned or hereafter acquired equity of Manitowoc EMEA Holding Sari and the New Subsidiary Borrower to secure the obligations of Manitowoc France SAS under the Credit Documents;

(g)       the Administrative Agent having received from the Borrower and the New Subsidiary Borrower such other documents and information (including information relating to “know your customer” rules and regulations) as the Administrative Agent shall reasonably request;

(h)       the Administrative Agent having received a certificate from an officer of Borrower attaching the organizational structure of Borrower and its Subsidiaries after giving effect to the restructuring of certain of its Asian operations; and

(i)        the Borrower having paid to the Administrative Agent for its own account any separately agreed fees relating hereto, which fees shall be deemed fully earned and non-refundable on the Effective Date.

6.               Reference to and Effect Upon the Credit Documents.

(a)       Except as specifically modified above, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)            The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Credit Document, nor constitute a waiver of any provision of the Credit Agreement or any Credit Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as modified hereby.

7.               Costs and Expenses. The Borrower hereby affirms its obligation under Section 9.03 of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with this Amendment, including but not limited to the reasonable fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.

8.               Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

9.               Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

10.            Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

THE MANITOWOC COMPANY, INC.		JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

/s/ Maurice D. Jones		/s/ Michael B. Kelly
By:	Maurice D. Jones	By:	Michael B. Kelly
Its:	Senior Vice President	Its:
General Counsel & Secretary

Bank of America, N.A.

/s/ Thomas R. Durham
By:	Thomas R. Durham
Its:	Senior Vice President

DEUTSCHE BANK AG NEW YORK BRANCH

/s/ ILLEGIBLE
By:
Its:	Vice President

/s/ Evelyn Thierry
By:	Evelyn Thierry
Its:	Vice President

BNP Paribas

/s/ Curtis Price
By:	Curtis Price
Its:

/s/ Christopher Grumboski
By:	Christopher Grumboski
Its:

U.S. BANK NATIONAL ASSOCIATION

/s/ ILLEGIBLE
By:
Its:	Vice President

Associated Bank, N.A.

/s/ Daniel Holshauer
By:	Daniel Holshauer
Its:	Vice President

NATIXIS

/s/ Nicolas Regent
By:	Nicolas Regent
Its:	Director

/s/ Peter Van Takler
By:	Peter Van Takler
Its:	Managing Director

LASALLE BANK NATIONAL ASSOCIATION

/s/ ILLEGIBLE
By:
Its:	First Vice President

M&I Marshall & Ilsley Bank

:	/s/ ILLEGIBLE
By:
	Its:	Vice President

/s/ James R. Miller
	By:	James R. Miller
	Its:	Sr. Vice President

The Bank of New York

/s/ Louis D. Serio
By:	Louis D. Serio
Its:	VICE PRESIDENT

UBS LOAN FINANCE LLC

/s/ Richard L. Tavrow
By:	Richard L. Tavrow
Its:	Director

/s/ Irja R. Otsa
By:	Irja R. Otsa
Its:	Associate Director

THE NORTHERN TRUST COMPANY

/s/ Alex Nirolon
By:	Alex Nirolon
Its:	Second-Vice President

Lehman Commercial Paper Inc.

/s/ Frank P. Turner
By:	Frank P. Turner
Its:	Vice President

SCHEDULE 1
TO AMENDMENT NO. 1 AND CONSENT

ALTERNATE CURRENCY LENDERS*
FOR LOANS TO MANITOWOC HOLDING ASIA SAS

1.               Deutsche Bank AG New York Branch

2.               Bank of America, N.A.

3.               BNP Paribas

4.               Natexis Banques Populaires

5.               UBS Loan Finance LLC

6.               Lehman Commercial Paper Inc.

*In addition to JPMorgan Chase Bank, N.A.

EXHIBIT A

REAFFIRMATION OF GUARANTY

Each of the undersigned acknowledges receipt of a copy of the Amendment No. 1 and Consent (the “Amendment”; capitalized terms not defined herein are used as defined in the Amendment) dated as of May 31, 2007, consents to the Amendment and each of the transactions referenced therein and hereby reaffirms its obligations under the Subsidiary Guaranty (the “Subsidiary Guaranty”) and Parent Guaranty (the “Parent Guaranty”), as applicable, each dated as of June 10, 2005 in favor of JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders. Without limiting the foregoing, each of the Borrower and each of the Guarantors under the Subsidiary Guaranty expressly acknowledges and agrees that all obligations of Manitowoc Holding Asia SAS under the Facility Documents (as defined in the Parent Guaranty and Subsidiary Guaranty, respectively) shall constitute “Liabilities” under the Parent Guaranty and Subsidiary Guaranty, respectively. Each of the undersigned agrees that the guaranty provided by each of Manitowoc Holding Asia SAS and Manitowoc France SAS shall be limited as set forth in the Joinder to Subsidiary Guaranty dated as of the date hereof and that the guaranty provided by Manitowoc EMEA Holding Sarl may be limited as set forth in the Amendment. Each of the undersigned that is party to the Pledge Agreement acknowledges that, to the extent Section l(h) of the Amendment is effective, the pledge by Manitowoc EMEA Holding Sarl thereunder secures only its Obligations under the Credit Agreement and its guaranty of the Obligations of the other Subsidiary Borrowers.

Dated as of May 31, 2007

THE MANITOWOC COMPANY, INC.

By:
Name:
Title:

MANITOWOC CRANE COMPANIES, INC.

By:
Name:
Title:

MANITOWOC FOODSERVICE COMPANIES, INC.

By:
Name:
Title:

MANITOWOC MARINE GROUP LLC

By:	The Manitowoc Company, Inc., as sole managing member

By:
Name:
Title:

MANITOWOC CRANES, INC.

By:
Name:
Title:

MANITOWOC RE-MANUFACTURING, INC.

By:
Name:
Title:

GROVE U.S. L.L.C.

By:	Manitowoc Cranes, Inc., as sole managing member

By:
Name:
Title:

MANITOWOC ICE, INC.

By:
Name:
Title:

KMT REFRIGERATION, INC.

By:
Name:
Title:

MANITOWOC FP, INC.

By:
Name:
Title:

MANITOWOC BEVERAGE SYSTEMS, INC.

By:
Name:
Title:

MANITOWOC BEVERAGE EQUIPMENT, INC.

By:
Name:
Title:

HARFORD DURACOOL LLC

By:	KMT Refrigeration, Inc., as sole managing member

By:
Name:
Title:

MARINETTE MARINE CORPORATION

By:
Name:
Title:

MANITOWOC EMEA HOLDING SARL

By:
Name:
Title:

MCCANN’S ENGINEERING & MANUFACTURING CO., LLC

By:	Manitowoc Beverage Equipment, Inc., as sole member

By:
Name:
Title:

MMG HOLDING CO., LLC

By:	The Manitowoc Company, Inc., as sole member

By:
Name:
Title:

EXHIBIT B

DESIGNATION LETTER

May 31, 2007

JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders
to the Credit Agreement referred to below,
and the Lenders
Loan Operations
131 South Dearborn Street
Chicago, IL 60670
Attention: Yvonne E. Dixon

Ladies and Gentlemen:

We refer to the Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) dated as of December 14, 2006 among The Manitowoc Company, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, capitalized terms used in this Designation Letter have the meanings ascribed thereto in the Credit Agreement.

The Borrower hereby designates Manitowoc Holding Asia SAS (the “Designated Subsidiary”), a Wholly-Owned Subsidiary of the Company and a société par actions simplifiée duly formed under the laws of France, as a “Subsidiary Borrower” in accordance with Section 2.20 of the Credit Agreement until such designation is terminated in accordance with Section 2.20 of the Credit Agreement and sets forth on Schedule 1 hereto the contact information about such Designated Subsidiary specified on such schedule. Notwithstanding anything herein or in the Credit Agreement to the contrary, the Borrower and the Designated Subsidiary agree that this designation is made solely for the purpose of permitting the Designated Subsidiary to be a “Subsidiary Borrower” with respect to Alternate Currency Loans and that the Designated Subsidiary shall have no right to request or receive any other form of extension of credit under the Credit Agreement.

The Designated Subsidiary hereby accepts the above designation and hereby expressly and unconditionally accepts the obligations of a Subsidiary Borrower under the Credit Agreement and agrees and confirms that, upon your execution and return to the Borrower of the enclosed copy of this letter, the Designated Subsidiary shall be a Subsidiary Borrower for purposes of the Credit Agreement and agrees to be bound by and perform and comply with the terms and provisions of the Credit Agreement applicable to it as if it had originally executed the Credit Agreement as a Subsidiary Borrower. The Designated Subsidiary hereby authorizes and empowers the Borrower to act as its representative and attomey-in-fact for the purposes of signing documents and giving and receiving notices (including borrowing requests and interest elections under the Credit Agreement) and other communications in connection with the Credit Agreement and the transactions contemplated thereby and for the purposes of modifying or amending any provision of the Credit Agreement and further agrees that the Administrative Agent and each Lender may conclusively rely on the foregoing authorization.

The Borrower hereby represents and warrants to the Administrative Agent and each Lender that, before and after giving effect to this Designation Letter, (i) the representations and warranties set forth in Article III of the Credit Agreement are true and correct on the date hereof as if made on and as of the date hereof, and (ii) no Default has occurred and is continuing. The Designated Subsidiary represents and warrants that, in so far as they relate to such Designated Subsidiary, each of the representations and warranties set forth in Article III of the Credit Agreement is true and correct on the date hereof as if made on and as of the date hereof. This Designation Letter shall be governed by, and construed in accordance with, the internal laws (without regard to the conflict of laws provisions) of the State of New York. Without limiting any other provisions hereof, the Designated Subsidiary hereby submits to jurisdiction and makes the waivers and otherwise in all aspects agrees to the terms of Sections 9.09(b), (c) and (d) of the Credit Agreement as if fully set forth herein.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS DESIGNATION LETTER, THE CREDIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS DESIGNATION LETTER BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Very truly yours,

THE MANITOWOC COMPANY, INC.

By:
Name:
Title:

MANITOWOC HOLDING ASIA SAS

By:
Name:
Title:

Schedule 1 to Designation Letter

1.                          Registered address: 18 rue de Charbonnieres, 69130 Ecully

2.                          Contact Person: Corinne Pouyet

Telephone number : + + 33 4 72 18 21 65
Facsimile number : + + 33 4 72 18 20 82
Email address of contact person: Corinne.Pouyet@potain.com

with a copy to:                        Dean J. Nolden
The Manitowoc Company, Inc.
2400 South 44th Street
Manitowoc, WI 54220
Dean.Nolden@manitowoc.com

EXHIBIT C

JOINDER TO SUBSIDIARY GUARANTY

SUPPLEMENT dated as of May 31, 2007 to Subsidiary Guaranty dated as of June 10, 2005 (as the same may be amended, supplemented or otherwise modified from time to time, the “Guaranty”), by the Subsidiaries of The Manitowoc Company, Inc., a Wisconsin corporation (the “Borrower”), party thereto (individually, a “Guarantor”, and collectively, the “Guarantors”) in favor of the Administrative Agent (as defined below), for the benefit of the Guaranteed Parties.

Reference is made to the Amended and Restated Credit Agreement dated as of December 14, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty and the Credit Agreement.

The Guarantors have entered into the Guaranty in order to induce the Guaranteed Parties to extend credit and take other actions pursuant to the Facility Documents. Pursuant to Section 2.20 of the Credit Agreement and the Amendment No. 1 and Consent dated as of the date hereof, each undersigned Subsidiary is required to enter into the Guaranty as a Guarantor. Section 21 of the Guaranty provides that additional Subsidiaries of the Borrower may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement. Each undersigned Subsidiary of the Borrower (each, a “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce the Guaranteed Parties to extend and continue the extension of credit pursuant to the Credit Agreement and/or to enter into and perform under other Facility Documents.

Accordingly, the Administrative Agent and the New Guarantors agree as follows:

SECTION 1. In accordance with Section 21 of the Guaranty, each New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and each New Guarantor hereby agrees to all the terms thereof and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof (with all references to “the Guaranty” in Section 9 of the Guaranty being deemed references to the Guaranty and this Supplement), in each case subject to Section 3 below as applicable. Henceforth, each reference to a “Guarantor” in the Guaranty shall be deemed to include each New Guarantor. The Guaranty is hereby incorporated herein by reference.

SECTION 2. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of each New Guarantor and the Administrative Agent.

SECTION 3. Notwithstanding any of the foregoing, the Guaranty is hereby modified solely with respect to each New Guarantor, as applicable, as follows:

(a) obligations and liabilities of Manitowoc Holding Asia SAS and Manitowoc France SAS (each, a “French Guarantor”) under the Guaranty shall not include any obligation or liability which, if incurred, would (i) constitute a misuse of corporate assets as defined under article L.242-6 of the French Commercial Code (Code de commerce) or (ii) breach the prohibition of financial assistance as defined by article L.225-216 of the French Commercial Code (Code de commerce) for the subscription, the acquisition or the refinancing of the acquisition of such French Guarantor’s own shares or the shares of any of its holding companies;

(b) the aggregate amount payable by each French Guarantor under the Guaranty shall be limited to an amount not exceeding at any time eighty percent (80%) of the greatest of (i) the aggregate principal amount (if any) borrowed by such French Guarantor from other Credit Parties and financed directly or indirectly by borrowings under the Credit Agreement made by such Credit Parties or any of their direct or indirect parent companies, (ii) such French Guarantor’s capitaux propres (as defined in article R.123-191 of the French Commercial Code (Code de commerce)) as at the date such French Guarantor became a party to the Guaranty, and (iii) such French Guarantor’s capitaux propres (as defined in article R.123-191 of the French Commercial Code (Code de commerce)) as reflected in its then most recent annual audited accounts; and

(c) each reference to “Liabilities” in the Guaranty shall, solely with respect to the obligations guaranteed by each New Guarantor, be a reference only to Liabilities of the Subsidiary Borrowers.

SECTION 4. Except as expressly supplemented and modified hereby, the Guaranty shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY THE LAW (WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

SECTION 6. All communications and notices hereunder shall be in writing and (other than to the New Guarantors) given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the New Guarantors shall be given to them at the address set forth under their respective signature below, with a copy to the Borrower.

[Signature Page Follows]

IN WITNESS WHEREOF, the New Guarantors and the Administrative Agent have duly executed this Supplement to the Guaranty as of the day and year first above written.

MANITOWOC HOLDING ASIA SAS

By:
Name:
Title:
Address:

MANITOWOC FRANCE SAS

By:
Name:
Title:
Address:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title: